Exhibit 99.1

SS Innovations International, Inc. to Present at the Emerging Growth Conference on Wednesday July 12, 2023

SS Innovations invites individual and institutional investors as well as advisors and analysts, to attend its real-time, interactive presentation at the Emerging Growth Conference

FORT LAUDERDALE, FL, July 10, 2023 -- SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced that it has been invited to present at the Emerging Growth Conference on Wednesday July 12, 2023 at 10:50am ET.

The Emerging Growth Conference is a live, interactive online event that gives existing shareholders and the investment community the opportunity to interact in real time with Dr. Sudhir Srivastava, CEO, Chairman and Founder of SS Innovations and a pioneer in robotic cardiothoracic surgery.

Dr. Srivastava will present a corporate overview introducing the Company’s innovative flagship SSI Mantra surgical robotic system that is currently being utilized to perform successfully in a wide array of surgical specialties including Cardiovascular, Thoracic, Head and Neck, Gynecology, Urology, General Surgery, and very complex robotic cancer operations.

Please submit your questions in advance to Questions@EmergingGrowth.com or ask your questions during the event and Dr. Srivastava will respond to as many as possible.

Please register here to ensure you are able to attend the conference and receive any updates that are released: https://goto.webcasts.com/starthere.jsp?ei=1603282&tp_key=1cd1dcc46a&sti=avra_medical

If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available on EmergingGrowth.com and on the Emerging Growth YouTube Channel, http://www.YouTube.com/EmergingGrowthConference after the event.

About the Emerging Growth Conference

The Emerging Growth conference is an effective way for public companies to present and communicate their new products, services and other major announcements to the investment community from the convenience of their office, in a time efficient manner.

The Conference focus and coverage includes companies in a wide range of growth sectors, with strong management teams, innovative products & services, focused strategy, execution, and the overall potential for long term growth. Its audience includes potentially tens of thousands of Individual and Institutional investors, as well as Investment advisors and analysts.

All sessions will be conducted through video webcasts and will take place in the Eastern time zone.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSI Mantra” surgical robotic system, and “SSI Mudra”, its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About SSi Mantra

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular, 3D vision open-console design and superior ergonomics, the system engages machine learning models to improve safety and efficiency during procedures. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO) and is clinically validated in India in more than 35 different surgical procedures. The company expects to seek regulatory approvals from the US Food and Drug Administration (FDA) and CE Mark in Europe 2023 and 2024.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

PCG Advisory

Stephanie Prince

sprince@pcgadvisory.com

(646) 863-6341